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                                                                       Exhibit J


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees
USAllianz Variable Insurance Products Trust:

We consent to the use of our report dated February 22, 2000 on the financial statements of the USAllianz Variable Insurance Products Trust as incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.


KPMG LLP
Columbus, Ohio
April 6, 2000